Exhibit 99.2

Forum Merger Corporation Completes $150,000,000 Initial Public Offering

NEW YORK, NY, April 12, 2017 / Forum Merger Corporation (Nasdaq: FMCIU) ("Forum" or the "Company"), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced the closing of its initial public offering of 15,000,000 units at a price to the public of $10.00 per unit, with the offering raising gross proceeds of $150,000,000. The units commenced trading on Friday, April 7, 2017, on The NASDAQ Capital Market ("Nasdaq") under the symbol "FMCIU." Each unit issued in the initial public offering consists of one share of Class A common stock, one half of one warrant, each whole warrant to purchase one share of Class A common stock at a price of $11.50 per share, and one right to receive one-tenth of a share of Class A common stock on the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the Class A common stock, warrants and rights are expected to be traded on Nasdaq under the symbols "FMCI," "FMCIW" and "FMCIR," respectively.

EarlyBirdCapital, Inc. acted as sole book-running manager and FBR, Chardan and I-Bankers Securities, Inc. acted as co-managers of the offering. Forum has granted the underwriters a 45-day option to purchase up to 2,250,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $151,500,000 (or $10.10 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of April 12, 2017 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Graubard Miller acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on April 6, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About Forum

Forum Merger Corporation is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. Forum Merger Corporation is led by Executive Chairman Stephen A. Vogel, Co-Chief Executive Officer and President Marshall Kiev and Co-Chief Executive and Chief Financial Officer David Boris.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Forum management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of Forum’s final prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact:

David Boris

Forum Merger Corporation

212-739-7860